UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2009

Enhance Skin Products Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 South Colorado Boulevard, Suite 480, Denver, Colorado	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 644-8318

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  4.01.   Changes  in Registrant’s Certifying Accountant

Effective March 10, 2009, the Board of Directors of Enhance Skin Products Inc. (the “Company”) dismissed MSCM LLP (“MSCM”) as the Company’s independent registered public accounting firm and appointed Moore and Associates (“M&A”) as the Company’s independent registered public accounting firm.

During the term MSCM served as the Company’s independent registered public accounting firm there were no requirements for an annual report on the financial statements of the Company.

During the period from fiscal year ended April 30, 2008 and through March 10, 2009, there have been no disagreements with MSCM (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or  practices, financial statement disclosure or auditing scope or procedure, which  disagreements, if not resolved to the satisfaction of MSCM, would have caused  them to make reference thereto in their report on financial statements for such  years.

The Company provided MSCM with a copy of the foregoing disclosures and requested MSCM to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of MSCM’s response letter, dated March 12, 2009, is attached as Exhibit 16.1 to this Form 8-K.

During the period from fiscal year fiscal years ended April 30, 2008 and through March 10, 2009, neither the Company nor anyone on behalf of the Company has consulted with M&A regarding either:

1.   The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that M&A concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

2.   Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K,  respectively.

Item  9.01.   Exhibits.

(d)         Exhibits.

16.1       Letter, dated March 12, 2009, from MSCM to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Enhance Skin Products Inc.

	By:	/s/ Dr. Samuel S. Asculai
Dr. Samuel S. Asculai
President/CEO, Principal Executive Officer

Dated: March 13, 2009